As filed with the Securities and Exchange Commission on February 9, 1999

                                                    Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933


                               ACXIOM CORPORATION
               (Exact name of registrant as specified in charter)

                  Delaware                                  71-0581897
       (State or other jurisdiction                      (I.R.S. Employer
     of incorporation or organization)                  Identification No.)

                                  P.O. Box 2000
                            301 Industrial Boulevard
                           Conway, Arkansas 72033-2000
                                 (501) 336-1000
               (Address, including zip code and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                               Catherine L. Hughes
                               Acxiom Corporation
                                  P.O. Box 2000
                            301 Industrial Boulevard
                           Conway, Arkansas 72033-2000
                                 (501) 336-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                              John Clayton Randolph
                            Friday, Eldredge & Clark
                       400 West Capitol Avenue, Suite 2000
                        Little Rock, Arkansas 72201-3493
                                 (501) 370-1559


        Approximate date of commencement of proposed sale to the public:
               From time to time after the effective date of this
           registration statement as determined by market conditions.

                           [S-3 Cover Page Continued]

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
                                                                 [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
                                                                 [X]

If this Form is to be filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                                 [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                                 [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
                                                                 [ ]

                         -------------------------------
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                    Proposed        Proposed
Title of                            maximum         maximum        Amount
each class of     Amount            offering        aggregate      of
securities to     to be             price per       offering       Registra-
be registered     registered(1)     unit(2)         price(2)       tion Fee
--------------------------------------------------------------------------------
Common Stock
($0.10 Par
Value)(3). . . .  400,400           $24.125         $9,659,650     $2,685.38
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Pursuant to Rule 416, this registration statement also covers such indeterminate number of shares of Acxiom common stock as may be issued as a result of stock dividends, stock splits or similar transactions prior to the termination of this registration statement.

(2) Calculated pursuant to Rule 457(c) on the basis of the average of the high and low reported sales prices on the Nasdaq National Market System on February 5, 1999.
(3) This Registration Statement also pertains to rights to purchase preferred stock of Acxiom pursuant to the Rights Agreement dated as of January 28, 1998 between Acxiom and First Chicago Trust Company of New York. One right is attached to and trades with each share of the Registrant's common stock. Until the occurrence of certain events, the rights are not exercisable and will not be evidenced or transferred apart from the Registrant's common stock. Accordingly, no independent value is attributed to the rights.


         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                                           Subject to Completion
                                                                February 9, 1999

                                 400,400 SHARES
                               ACXIOM CORPORATION
                                  COMMON STOCK
                                ----------------

         Trans Union L.L.C., a Delaware limited liability company and the successor in interest to Trans Union Corporation, may offer for sale up to 400,000 shares of Acxiom Corporation common stock it currently owns. Robert A. Pritzker, a director of both Trans Union and Acxiom, may offer for sale up to 400 shares of Acxiom common stock he currently owns. The proceeds from any sale will go to Trans Union and Mr. Pritzker; no proceeds will go to Acxiom. Trans Union and Mr. Pritzker may determine at a later date the actual terms of an offering of the stock, and, if required, a supplement to this prospectus will state whether Trans Union or Mr. Pritzker will offer shares directly in negotiated transactions or otherwise. If a prospectus supplement is required, it also will state whether the shares will be offered at market prices prevailing at the time of the sale, at prices related to such prevailing market prices or at prices otherwise negotiated.

         Acxiom's common stock is traded on the Nasdaq National Market System under the symbol "ACXM." On February 8, 1999, the closing sale price of Acxiom common stock on Nasdaq was $23 11/16 per share.

         Acxiom's principal executive offices are located at 301 Industrial Boulevard, Conway, Arkansas 72032, telephone number 501-336-1000.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
                               -------------------

                  The date of this Prospectus is February     , 1999.

         The information in this prospectus is not complete and may be changed. Trans Union and Mr. Pritzker may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS
                                                                            PAGE


ACXIOM....................................................................... 1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................. 1
AVAILABLE INFORMATION........................................................ 3
RECENT DEVELOPMENTS.......................................................... 3
USE OF PROCEEDS BY ACXIOM.................................................... 3
PRICE RANGE OF COMMON STOCK AND DIVIDENDS.................................... 3
SELLING SHAREHOLDERS......................................................... 4
PLAN OF DISTRIBUTION......................................................... 5
LEGAL MATTERS................................................................ 6
EXPERTS...................................................................... 6

         No one has been authorized to give you any information about this offering that is not contained in this prospectus. You should rely only on the information contained in this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy in any jurisdiction in which it is unlawful to make such offer or solicitation.

                                     ACXIOM

         Acxiom's traditional business is the provision of data processing and related computer-based services to direct marketing organizations and to the marketing departments of large corporations in the United States and the United Kingdom. Since its inception in 1969, Acxiom has evolved into what management believes, based on its knowledge of the industry, is a leading provider of computer-based services to the direct marketing industry. Acxiom offers a broad range of services to direct marketers and to other businesses that utilize direct marketing techniques such as direct mail, advertising, database marketing and mining of data warehouses. Acxiom assists its customers with the marketing process, from project design, to list cleaning, list enhancement and list production, to database creation and management, to fulfillment and consumer response analysis.

         Acxiom also offers outsourcing/facilities management and information management services whereby it manages the data processing and information systems functions for its customers. Such customers and prospects include traditional direct marketing companies as well as companies that manage information about households and businesses. Management anticipates that delivery of data and information products will continue to expand during the foreseeable future, and that such services will increasingly generate a greater percentage of Acxiom's revenue.

         Acxiom was incorporated in Delaware in 1983 and succeeded by merger to the business of Conway Communications Exchange, Inc., an Arkansas corporation incorporated in 1969 as Demographics, Inc., which thereafter changed its name to Conway Communications Exchange, Inc. Effective upon the merger in 1983, the entity operated as CCX Network, Inc. until 1988, when the name Acxiom Corporation was adopted.

         The  executive  offices  of  Acxiom  are  located   at  301  Industrial
Boulevard, Conway, Arkansas 72032, telephone number: (501) 336-1000.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" information filed with them, which means that we can disclose important information to you by referring you directly to those documents. The information incorporated by reference is considered to be a part of this prospectus. In addition, information we file with the SEC in the future will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the shares of common stock described in this prospectus are sold:

     (i) Annual Report on Form 10-K for the fiscal year ended March 31, 1998, as amended by the Annual Report on Form 10-K/A dated July 29, 1998 and the Annual Report on Form 10-K/A dated August 4, 1998;

     (ii) Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1998 and September 30, 1998;

     (iii)Current Reports on Form 8-K dated June 4, 1998, September 18, 1998 and February 8, 1999;

     (iv) The description of Acxiom capital stock contained in the registration statement on Form 8-A of CCX Network, Inc. (now known as Acxiom Corporation) dated February 4, 1985, and any amendments or updates to that form filed by Acxiom;

     (v) The description of Acxiom preferred stock purchase rights contained in the registration statement on Form 8-A/A dated June 4, 1998.


         Acxiom will provide you with free copies of any of these documents, without exhibits, unless an exhibit is incorporated into the document by reference, if you write us or call us at: Acxiom Corporation, 301 Industrial Boulevard, Conway, Arkansas 72032, Attention: Catherine L. Hughes, telephone
(501) 336-1000.

                              AVAILABLE INFORMATION

         Acxiom is subject to the  information  requirements  of the  Securities
Exchange Act of 1934 and, pursuant to such act, files reports and other information with the SEC. Acxiom has also filed a registration statement on Form S-3 with the SEC relating to this offering of Acxiom common stock by Trans Union and Robert A. Pritzker. Such reports, proxy statements, registration statement and other information can be inspected and copied at the public reference room of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Acxiom's filings with the SEC also are available to the public at the SEC's web site: "http://www.sec.gov."

                               RECENT DEVELOPMENTS

         On September 17, 1998, Acxiom acquired May & Speh, Inc. Acxiom accounted for the transaction as a pooling of interests and described the transaction in various documents it filed with the Securities and Exchange Commission. On February 8, 1999, Acxiom filed a Current Report on Form 8-K to report restated consolidated financial statements as a result of the transaction. For information on how to receive copies of these documents see the information under the heading "Incorporation of Certain Documents by Reference."

         On December 31, 1998, Acxiom entered into a definitive agreement to acquire Computer Graphics of Arizona, Inc. and all of its affiliated companies in a stock-for-stock merger. Computer Graphics, a privately-held enterprise, is a computer service bureau principally serving financial services direct marketers since 1970. Computer Graphics is headquartered in Phoenix, Arizona. The transaction will be accounted for as a pooling of interests. Acxiom expects the purchase price for Computer Graphics to be approximately $50 million.

                            USE OF PROCEEDS BY ACXIOM

         Acxiom will not receive any proceeds from the offering described in this prospectus.

                    PRICE RANGE OF COMMON STOCK AND DIVIDENDS

         The following table shows for the periods indicated the high and low closing sales prices of Acxiom common stock as reported on the Nasdaq National Market System.

         Fiscal Year Ended                                High       Low

March 31, 1997:
         First Quarter                                   $17-5/8    $12-3/8
         Second Quarter                                   20-9/16    16-3/8
         Third Quarter                                    24-5/8     18-3/4
         Fourth Quarter                                   22-7/8     14-3/8

March 31, 1998:
         First Quarter                                   $20-1/2    $12-1/8
         Second Quarter                                   21-1/8     17-5/16
         Third Quarter                                    19-1/4     15-1/8
         Fourth Quarter                                   25-5/8     17

March 31, 1999:
         First Quarter                                   $25-5/8     $20-1/8
         Second Quarter                                   28-1/8      20
         Third Quarter                                    31          16-5/8
         Fourth Quarter                                   29-5/8      23-1/2
          (through Feb. 8, 1999)

         Acxiom has never paid cash dividends on its common stock. Acxiom presently intends to retain earnings to provide funds for its business operations and for the expansion of its business. Thus, it does not anticipate paying cash dividends in the foreseeable future.

                              SELLING SHAREHOLDERS

         Trans Union currently owns 4,003,000 shares of Acxiom common stock. Following the sale of the 400,000 shares offered by Trans Union in this prospectus, Trans Union will own 3,603,000 shares, which will represent approximately 4.6% of the outstanding shares of Acxiom common stock. Pursuant to an agreement entered into in July 1992, Acxiom acquired all of Trans Union's interest in its Chicago data center and agreed to provide Trans Union with various data management services. The term of this agreement expires in 2005. In connection with the agreement, Trans Union may designate two individuals for nomination to Acxiom's board of directors.

         Robert A. Pritzker, with his wife, currently owns 4,000 shares of Acxiom common stock. Following the sale of the 400 shares offered by Mr. Pritzker in this prospectus, Mr. Pritzker and his wife will own 3,600 shares, which will represent less than 1% of the outstanding shares of Acxiom common stock. Mr. Pritzker is a director and the chairman of Trans Union. Additionally, pursuant to the arrangement described in the preceding paragraph, Mr. Pritzker is one of the individuals designated by Trans Union to serve as a director on the Acxiom board of directors.

                              PLAN OF DISTRIBUTION

         Acxiom is registering these shares of Acxiom common stock on behalf of the selling shareholders. Trans Union and Mr. Pritzker, and certain donees, pledgees, transferees or other successors in interest who receive shares from Trans Union or Mr. Pritzker, may offer shares from time to time in one or more of the following ways:

     *    through brokers, acting as principal or agent

     * in sales to underwriters acquiring the stock for their own account or for resale in negotiated transactions or to the public at a fixed offering price

     *    in private sales at negotiated prices

     *    by  pledge  to  secure  debts,   financing   arrangements   and  other
          obligations

     *    by the writing (sale) of put or call options on the shares

     * in block trades, in which a broker or dealer attempts to sell shares as agent but may position and resell a portion of the shares as principal to facilitate the sale

     * in hedge transactions and in settlement of other transactions in standardized or over-the-counter options

     *    any other legally available means

         The shares of Acxiom common stock covered by this prospectus also may be sold in private transactions pursuant to Section 4(1) or Rule 144 of the Securities Act, rather than pursuant to this prospectus.

         If underwriters or other agents are used in an offering, they may receive underwriting discounts and commissions. Brokers or agents participating in such transactions may receive commissions or fees.

         If necessary, this prospectus will be supplemented to show the specific terms of a particular offering. These terms may include the following:

     *    number of shares involved in that offering

     *    purchase price

     *    name of any underwriter, dealer or agent

     * commissions paid or discounts or selling concessions granted to participating underwriters or brokers

         Expenses generated in connection with the offering of shares outlined in this prospectus will be paid in the following manner:

     * Acxiom will pay all expenses, including filing fees, relating to preparation of the registration statement, Acxiom's attorneys' fees and Acxiom's accountant's fees

     *    Trans Union will pay its own attorneys' fees

     *    Mr. Pritzker will pay his own attorneys' fees

     * Trans Union will pay any underwriter's or broker's fees or commissions arising in an offering made on its behalf

     *    Mr.  Pritzker  will  pay  any   underwriter's   or  broker's  fees  or
          commissions arising in an offering made on his behalf

                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby will be passed upon for Acxiom by Catherine L. Hughes, Esq., General Counsel of Acxiom.

                                     EXPERTS

         The consolidated financial statements of Acxiom Corporation which are incorporated in this Prospectus by reference to Acxiom's Current Report on Form 8-K dated February 8, 1999, except as they relate to May & Speh, Inc. as of September 30, 1996 and for the years ended September 30, 1996 and 1995, have been audited by KPMG LLP, independent accountants, and, insofar as they relate to May & Speh, Inc. as of September 30, 1996 and for the years ended September 30, 1996 and 1995, by PricewaterhouseCoopers LLP, independent accountants, whose reports thereon appear in such Form 8-K. Such financial statements have been so incorporated in reliance on the reports of such independent accountants given on the authority of such firms as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         The following table sets forth the estimated expenses payable by Acxiom and the selling shareholders in connection with the offering described in this registration statement.

                                                      Payable by:

                                         Acxiom     Trans Union     Mr. Pritzker

Securities and Exchange
 Commission registration fee           $  2,685      $   -0-           $ -0-
Legal fees                               10,000        4,500             500
Accountants' fees                         5,000          -0-             -0-
Miscellaneous expenses                    1,315          -0-             -0-
                                         ------        -----             ---


         TOTAL                         $ 19,000      $ 4,500           $ 500
                                         ------        -----             ---


Item 15. Indemnification of Directors and Officers.

     Exculpation. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any unlawful payment of dividends or unlawful stock purchase or redemption, or for any transaction from which the director derived an improper personal benefit.

     The Acxiom Charter provides that, to the fullest extent permitted by Delaware corporate law, a director shall not be liable to Acxiom and its stockholders for monetary damages for a breach of fiduciary duty as a director.

     Indemnification. Section 145 of Delaware corporate law permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify any of its directors or officers against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     The Acxiom Charter provides for indemnification of directors and officers of Acxiom against liability they may incur in their capacities as and to the extent authorized by Delaware corporate law.

     Insurance. Acxiom has in effect directors' and officers' liability insurance and fiduciary liability insurance. The fiduciary liability insurance covers actions of directors and officers as well as other employees with fiduciary responsibilities under ERISA.

Item 16. Exhibits.

         The following exhibits are filed herewith or, as indicated, have been heretofore filed with the Commission as the exhibits in the file number indicated and are incorporated herein by reference.

        Number                             Description

         3.1 Amended and Restated Certificate of Incorporation of the Registrant (previously filed as Exhibit 3(i) to Acxiom's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996, Commission File No. 0-13163, and incorporated herein by reference).

         3.2 Amended and Restated Bylaws of the Registrant (previously filed as Exhibit 3(b) to Acxiom's Annual Report on Form 10-K for the fiscal year ended March 31, 1991, Commission File No. 0-13163, and incorporated herein by reference).

         4.1        Specimen  Common  Stock  Certificate  (previously  filed  as
                    Exhibit 4.1 to the Registrant's Registration Statement on Form S-4 (No. 333-61639) filed August 17, 1998 and incorporated herein by reference).

         4.2 Rights Agreement, dated January 28, 1998 between Acxiom and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agreement"), including the forms of Rights Certificate and of Election to Exercise, included in Exhibit A to the Rights Agreement, and the form of Certificate of Designation and Terms of Participating Preferred Stock of the Registrant, included in Exhibit B to the Rights Agreement (previously filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated February 10, 1998, Commission File No. 0-13163, and incorporated herein by reference).

         4.3        Amendment  Number  One,  dated  as of May 26,  1998,  to the
                    Rights Agreement (previously filed as Exhibit 4 to the Registrant's Current Report on Form 8-K dated June 4, 1998, Commission File No. 0-13163, and incorporated herein by reference).

         5 Opinion of Catherine L. Hughes, Esq., General Counsel of Acxiom, regarding the validity of the securities being registered.

         23.1       Consent of KPMG LLP.

         23.2 Consent of Catherine L. Hughes, Esq., General Counsel of Acxiom (included in the opinion filed as Exhibit 5 to this Registration Statement and incorporated herein by reference).

         23.3       Consent of PricewaterhouseCoopers LLP.

         24         Powers of Attorney.


Item 17. Undertakings.

         The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions referred to in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Acxiom certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Conway, State of Arkansas, on the 8th day of February, 1999.

                                           ACXIOM CORPORATION

                                             /s/ Catherine L. Hughes
                                           -------------------------------------
                                           (Catherine L. Hughes,
                                           Secretary and General Counsel)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated, on the 8th day of February, 1999.


         *             , Financial Leader
-----------------------  (principal financial
(Robert S. Bloom)        officer and principal
                         accounting officer)


                       , Director
-----------------------
(Dr. Ann H. Die)


          *            , Director
-----------------------
(William T. Dillard II)


          *            , Director
-----------------------
(Harry C. Gambill)


          *            , Director
-----------------------
(Roger S. Kline )

          *            , Chairman of the Board and
-----------------------  Company Leader (principal
(Charles D. Morgan)      executive officer)


          *            , Director
-----------------------
(Robert A. Pritzker)


          *            , Director
-----------------------
(James T. Womble)

*By: /s/ Catherine L. Hughes
    ----------------------------
    Catherine L. Hughes
    (Attorney-in-Fact)

         Catherine L. Hughes, by signing her name hereto, does sign this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons, filed or to be filed with the Securities and Exchange Commission as supplemental information.

                                INDEX TO EXHIBITS


         Exhibit
         Number                             Exhibit

         3.1 Amended and Restated Certificate of Incorporation of the Registrant (previously filed as Exhibit 3(i) to Acxiom's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996, Commission File No. 0-13163, and incorporated herein by reference).

         3.2 Amended and Restated Bylaws of the Registrant (previously filed as Exhibit 3(b) to Acxiom's Annual Report on Form 10-K for the fiscal year ended March 31, 1991, Commission File No. 0-13163, and incorporated herein by reference).

         4.1        Specimen  Common  Stock  Certificate  (previously  filed  as
                    Exhibit 4.1 to the Registrant's Registration Statement on Form S-4 (No. 333-61639) filed August 17, 1998 and incorporated herein by reference).

         4.2 Rights Agreement, dated January 28, 1998 between Acxiom and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agreement"), including the forms of Rights Certificate and of Election to Exercise, included in Exhibit A to the Rights Agreement, and the form of Certificate of Designation and Terms of Participating Preferred Stock of the Registrant, included in Exhibit B to the Rights Agreement (previously filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated February 10, 1998, Commission File No. 0-13163, and incorporated herein by reference).

         4.3        Amendment  Number  One,  dated  as of May 26,  1998,  to the
                    Rights Agreement (previously filed as Exhibit 4 to the Registrant's Current Report on Form 8-K dated June 4, 1998, Commission File No. 0-13163, and incorporated herein by reference).

         5 Opinion of Catherine L. Hughes, Esq., General Counsel of Acxiom, regarding the validity of the securities being registered.

         23.1       Consent of KPMG LLP.

         23.2 Consent of Catherine L. Hughes, Esq., General Counsel of Acxiom (included in the opinion filed as Exhibit 5 to this Registration Statement and incorporated herein by reference).

         23.3       Consent of PricewaterhouseCoopers LLP.

         24         Powers of Attorney.

                                                                       Exhibit 5

                       [LETTERHEAD OF ACXIOM CORPORATION]


                                February 8, 1999

Board of Directors
Acxiom Corporation
301 Industrial Boulevard
Conway, AR 72033

       Re:  Acxiom Corporation
            Registration Statement on Form S-3
            ----------------------------------

Ladies and Gentlemen:

I am the Secretary and General Counsel to Acxiom Corporation, a Delaware corporation (the "Company"), and have acted as such in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") of the Company to be filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), which Registration Statement relates to the proposed sale by certain shareholders of the Company of 400,400 shares of the Company's common stock (the "Shares").

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

In connection with this opinion, I have examined (i) the Registration Statement,
(ii) the Amended and Restated Articles of Incorporation and the Amended and Restated By-Laws of the Company, in each case as amended to the date hereof,
(iii) certain resolutions of the Board of Directors of the Company relating to the registration of the Shares, and (iv) such other documents as I deemed necessary or appropriate as a basis for the opinion set forth below.

In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

I am admitted to the bar of the State of Arkansas and I express no opinion as to the laws of any other jurisdiction except for the federal laws of the United States of America and the General Corporation Law of the State of Delaware to the extent specifically referred to herein.

Based upon the foregoing and subject to the foregoing I am of the opinion that the Shares are validly issued, fully paid and nonassessable.

For purposes of this opinion, I have assumed that prior to the issuance of any of the Shares the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Registration Statement under the caption "Legal Matters." In giving such consent, I do not hereby admit that I come into the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


                                     Very truly yours,

                                     /s/ Catherine L. Hughes

                                     Catherine L. Hughes
                                     Secretary and General Counsel

                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

To the Board of Directors
Acxiom Corporation:


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                     /s/ KPMG LLP

Little Rock, Arkansas
February 8, 1999

                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We  hereby  consent  to  the   incorporation  by  reference  in  the  Prospectus
constituting part of this Registration Statement on Form S-3 of Acxiom Corporation of our report dated November 1, 1996, appearing in the Current Report on Form 8-K of Acxiom Corporation dated February 8, 1999, relating to the consolidated balance sheet of May & Speh, Inc. as of September 30, 1996 (not presented separately therein) and the related consolidated statements of operations and of cash flows for the years ended September 30, 1996 and 1995 (not presently separately therein). We also consent to the reference to us under the heading "Experts" in such Prospectus.


PricewaterhouseCoopers LLP
Chicago, Illinois
February 8, 1999

                                                                      Exhibit 24

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned officer of Acxiom Corporation, a Delaware corporation (the "Company"), does hereby constitute and appoint Catherine L. Hughes as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in his capacity as the principal accounting officer of the Company, to sign the Company's Registration Statement on Form S-3, together with any amendments thereto, and to file the same, together with any exhibits and all other documents related thereto, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent, full power and authority to do and perform each and any act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, duly ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue of the power herein granted.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this date.

Signature:


  /s/ Robert S. Bloom
------------------------
Robert S. Bloom

Date:     January 29, 1999

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Acxiom Corporation, a Delaware corporation (the "Company"), does hereby constitute and appoint Catherine L. Hughes and/or Robert S. Bloom as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in his capacity as a director of the Company, to sign the Company's Registration Statement on Form S-3, together with any amendments thereto, and to file the same, together with any exhibits and all other documents related thereto, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, full power and authority to do and perform each and any act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, duly ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue of the power herein granted.`

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this date.

Signature:


  /s/ William Dillard II
------------------------
William T. Dillard II

Date:     February 1, 1999

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Acxiom Corporation, a Delaware corporation (the "Company"), does hereby constitute and appoint Catherine L. Hughes and/or Robert S. Bloom as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in his capacity as a director of the Company, to sign the Company's Registration Statement on Form S-3, together with any amendments thereto, and to file the same, together with any exhibits and all other documents related thereto, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, full power and authority to do and perform each and any act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, duly ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue of the power herein granted.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this date.

Signature:


  /s/ Harry Gambill
------------------------
Harry C. Gambill

Date: February 2, 1999

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and officer of Acxiom Corporation, a Delaware corporation (the "Company"), does hereby constitute and appoint Catherine L. Hughes and/or Robert S. Bloom as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in his capacity as a director and principal financial officer of the Company, to sign the Company's Registration Statement on Form S-3, together with any amendments thereto, and to file the same, together with any exhibits and all other documents related thereto, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, full power and authority to do and perform each and any act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, duly ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue of the power herein granted.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this date.

Signature:


  /s/ Rodger S. Kline
------------------------
Rodger S. Kline

Date:     February 3, 1999

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and officer of Acxiom Corporation, a Delaware corporation (the "Company"), does hereby constitute and appoint Catherine L. Hughes and/or Robert S. Bloom as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in his capacity as a director and principal executive officer of the Company, to sign the Company's Registration Statement on Form S-3, together with any amendments thereto, and to file the same, together with any exhibits and all other documents related thereto, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, full power and authority to do and perform each and any act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, duly ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue of the power herein granted.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this date.

Signature:


  /s/ Charles D. Morgan
------------------------
Charles D. Morgan

Date:     February 1, 1999

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Acxiom Corporation, a Delaware corporation (the "Company"), does hereby constitute and appoint Catherine L. Hughes and/or Robert S. Bloom as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in his capacity as a director of the Company, to sign the Company's Registration Statement on Form S-3, together with any amendments thereto, and to file the same, together with any exhibits and all other documents related thereto, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, full power and authority to do and perform each and any act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, duly ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue of the power herein granted.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this date.

Signature:


  /s/ Robert A. Pritzker
------------------------
Robert A. Pritzker

Date:     February 3, 1999

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and officer of Acxiom Corporation, a Delaware corporation (the "Company"), does hereby constitute and appoint Catherine L. Hughes and/or Robert S. Bloom as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in his capacity as a director and officer of the Company, to sign the Company's Registration Statement on Form S-3, together with any amendments thereto, and to file the same, together with any exhibits and all other documents related thereto, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, full power and authority to do and perform each and any act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, duly ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue of the power herein granted.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this date.

Signature:


  /s/ James T. Womble
------------------------
James T. Womble

Date:     February 2, 1999